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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Jacor Communications, Inc. on Forms S-8 (File No.'s 33-65126, 33-10329, 33-56385, 33-61719, 333-28587, 333-28371, 333-28399, 333-28401, and
333-28363) and on Forms S-3 (File No.'s 333-21419 and 333-06639) of our
report dated December 19, 1997 on our audits of the combined financial statements of Talk Radio Network, Inc. and Chancellor Broadcasting Co., Inc. as of September 30, 1997 and for the nine months ended September 30, 1997, and the combined financial statements of Talk Radio Network, Inc., Chancellor Broadcasting Co.,Inc. and Broadcast Communications, Inc. as of December 31, 1996 and 1995 and for each of the years in the period ended December 31, 1996, which report is included in this Current Report on Form 8-K(A).

                                       COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
April 30, 1998